                                                                   EXHIBIT 10.14


                             AMENDED AND RESTATED
                           CROSS TIMBERS OIL COMPANY
                      EMPLOYEE SEVERANCE PROTECTION PLAN
                      ----------------------------------


     WHEREAS, the Board of Directors of Cross Timbers Oil Company, a Delaware corporation ("the Company") recognizes that the current business environment makes it difficult to attract and retain highly qualified employees unless a certain degree of security can be offered to such individuals against organizational and personnel changes which frequently follow a Change in Control (as defined below) of a corporation; and

     WHEREAS, even rumors of acquisitions or mergers may cause employees to consider major career changes in an effort to ensure financial security for themselves and their families; and

     WHEREAS, the Company desires to ensure fair treatment of its employees in the event of a Change in Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

     WHEREAS, the Board of Directors of the Company believes it is essential to provide such employees with compensation arrangements upon a Change in Control which provide the employees with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to adopt the Cross Timbers Oil Company Employee Severance Protection Plan on June 10, 1997; and

     WHEREAS, the Board of Directors desires to amend and restate this Plan to provide for additional protection for the employees to assure fair treatment of the employees in the event of a Change in Control.

     NOW, THEREFORE, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.

                                   ARTICLE I
                             ESTABLISHMENT OF PLAN

     As of the Effective Date, the Company hereby establishes a severance compensation plan known as the Amended and Restated Cross Timbers Oil Company Employee Severance Protection Plan, as set forth in this document.

                                  ARTICLE II
                                  DEFINITIONS

     As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

     2.1  Base Salary.  The amount a Participant is entitled to receive as wages
          -----------
or salary on an annualized basis, calculated immediately prior to a Change in Control.

     2.2  Board.  The Board of Directors of the Company.
          -----

     2.3  Bonus Amount.  An amount equal to the most recent bonus awarded prior
          ------------
to a Change in Control under the Non-Exempt Employee Bonus Plan and the Exempt Employee Bonus Plan adopted by the Company (or any other bonus plan or program then in effect).

     2.4  Cause.  The Employer shall have "Cause" to terminate a Participant if
          -----
the Participant (i) willfully and continually fails to substantially perform his duties with the Employer (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continues for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform, or (ii) willfully engages in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise.

     2.5  Change in Control.  A "Change in Control" shall mean any one of the
          -----------------
following:

          (a) "Continuing Directors" no longer constitute a majority of the Board; the term "Continuing Director" means any individual who is a member of the Board on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board with the affirmative vote of a majority of the Continuing Directors;

          (b) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) together with his or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors;

          (c) the merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

          (d) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

     Notwithstanding the foregoing provisions of this Section 2.5, if a
                                                      -----------
Participant's employment with the Employer is terminated by the Employer other than for "Cause" prior to the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with a Change in Control, then for all purposes hereof, such termination shall be deemed to have occurred immediately following a Change in Control.

     Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary constitute a "Change in Control" under this Plan.

     2.6  Company.  Cross Timbers Oil Company, a Delaware corporation.
          -------

     2.7  Effective Date.  The date the Plan is approved by the Board of
          --------------
Directors of the Company, or such other date as the Board shall designate in its resolution approving the Plan.

     2.8  Employee.  Each employee of the Employer who has not been designated
          --------
as a "Management Group Employee" under the Cross Timbers Oil Company Management Group Employee Severance Protection Plan.

     2.9  Employer.  The Company and any Subsidiary of the Company which adopts
          --------
this Plan as a Participating Employer. With respect to a Participant who is not an employee of the Company, any reference under this Plan to such Participant's "Employer" shall refer only to the employer of the Participant, and in no event shall be construed to refer to the Company as well.

     2.10  Good Reason.  "Good Reason" shall mean the occurrence of any of the
           -----------
following events or conditions:

          (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from, or failure to reappoint or reelect him to, any of such positions, except in connection with the termination of his employment for Cause or by the Participant other than for Good Reason;

          (b) a reduction in the Participant's Base Salary or as the same may be increased from time to time thereafter;

          (c) the Employer's requiring the Participant (without the consent of the Participant) to be based at any place outside a twenty-five (25) mile radius of his place of employment immediately prior to a Change in Control, except for reasonably required travel on the Employer's business which is not materially greater than such travel requirements prior to the Change in Control, or, in the event the Participant consents to any relocation beyond such 25-mile radius, the failure by the Employer to pay (or reimburse the Participant) for all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Participant against any loss (defined as the difference between the actual sale price of such residence and the higher of (a) his aggregate investment in such residence or (b) the fair market value of such residence as determined by a real estate appraiser designated by the Participant and reasonably satisfactory to the Employer) realized on the sale of the Participant's principal residence in connection with any such change of residence;

          (d) the failure by the Employer to provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater), including, but not limited to, the Company's 1991 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1998 Stock Incentive Plan, the 1998 Royalty Trust Option Plan, the 1999 Royalty Trust Option Plan, the Cross Timbers Oil Company Employees' 401(k) Plan, the Non-Exempt Employee Bonus Plan, the Exempt Employee Bonus Plan, and any other stock option plan, pension plan, life insurance plan, health and accident plan or disability plan;

          (e) any material breach by the Employer of any provision of this Plan;

          (f) any purported termination of the Participant's employment for Cause by the Employer which does not otherwise comply with the terms of this Plan; or

          (g) any failure of the Company to obtain the assumption of, or the agreement to perform, this Agreement by any successor as contemplated in
     Article VI.
     ----------

     2.11  Notice of Termination.  A notice which indicates the specific
           ---------------------
provisions in this Plan relied upon as the basis for any termination of employment which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated; no purported termination of employment shall be effective without such Notice of Termination.

2.12 Participant.  A Participant who meets the eligibility requirements of
---- -----------
Article III.
-----------

     2.13  Participating Employer.  A Subsidiary of the Company which adopts
           ----------------------
this Plan in accordance with Section 7.4 below.
                             -----------

     2.14  Severance Benefit.  The benefits payable in accordance with Article
           -----------------                                           -------
IV of the Plan.
--

     2.15  Severance Units.  A Participant shall receive one (1) Severance
           ---------------
Units, to be used in calculating his Severance Benefit, for (i) each $7,000 of his Base Salary plus Bonus Amount, and (ii) each twelve months of employment by the Company or an Employer; the sum of any partial Severance Units under (i) and
(ii) shall be rounded to one. However, the maximum number of Severance Units that may be granted to a Participant is 18, and each Participant shall be granted at least 3 Severance Units. For example, if a Participant's Base Salary
                                    -----------
is $52,000, his Bonus Amount is $5,000, and he has been employed by the Company or an Employer for 57 months, he would have 8.14 Severance Units for his compensation and 4.75 Severance Units for his service, for a total of 13.

     2.16  Subsidiary.  Any subsidiary of the Company, and any wholly or
           ----------
partially owned partnership, joint venture, limited liability company, corporation and other form of investment by the Company.

     A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     3.1  Participation.  Each Employee shall automatically become a Participant
          -------------
in the Plan as of the Effective Date, or the date he satisfies the definition of an Employee, whichever occurs later.

     3.2  Duration of Participation.  A Participant shall cease to be a
          -------------------------
Participant in the Plan upon the first to occur of: (i) the date he ceases to be an Employee of the Employer at any time prior to a Change in Control, (ii) the date his employment is terminated following a Change in Control under circumstances where he is not entitled to a Severance Benefit under the terms of this Plan, or (iii) the date on which he has received all of the benefits to which he is entitled under this Plan.

                                  ARTICLE IV
                              SEVERANCE BENEFITS

     4.1  Right to Severance Benefit.
          --------------------------

          (a) A Participant shall be entitled to receive from the Employer a Severance Benefit in the amount provided in Section 4.2 if (i) a Change in
                                                 -----------
     Control has occurred and (ii) within two years thereafter, the Participant's employment with the Employer terminates for any reason other than (A) termination by the Employer for Cause, or (B) termination by the Participant for other than Good Reason.

          (b) Notwithstanding any other provision of the Plan, the sale, divestiture or other disposition of a Subsidiary shall not be deemed to be a termination of employment of employees employed by such Subsidiary, and such employees shall not be entitled to benefits from the Company or any Participating Employer under this Plan as a result of such sale, divestiture, or other disposition, or as a result of any subsequent termination of employment.

     4.2  Amount of Severance Benefit.  If a Participant's employment is
          ---------------------------
terminated in circumstances entitling him to a Severance Benefit as provided in

Section 4.1, such Participant shall be entitled to the following benefits:
-----------

          (a) The Employer shall pay to the Participant, as severance pay and in lieu of any further salary for periods subsequent to the Termination Date (as specified in Section 5.2), in a single payment within ten (10) days
                      -----------
     after his Termination Date (without any discount for accelerated payment), an amount in cash equal to: one-twelfth (1/12) of the sum of the Participant's Base Salary and Bonus Amount, multiplied by the Participant's Severance Units.

          (b) For a period of twelve (12) months subsequent to the Participant's termination of employment, the Employer shall at its expense continue on behalf of the Participant and his dependents and beneficiaries, all medical, dental, vision, and health benefits and insurance coverage which were being provided to the Participant at the time of termination of employment. The benefits provided in this Section 4.2(b) shall be no less
                                                --------------
     favorable to the Participant, in terms of amounts and deductibles and costs to him, than the coverage provided the Participant under the plans providing such benefits at the time Notice of Termination is given. The Employer's obligation hereunder to provide a benefit shall terminate if the Participant obtains comparable coverage under a subsequent employer's
     benefit plan.    For purposes of the preceding sentence, benefits will not
     be comparable during any waiting period for eligibility for such benefits or during any period during which there is a preexisting condition limitation on such benefits. The Employer also shall pay a lump sum equal to the amount of any additional income tax payable by the Participant and attributable to the benefits provided under this subparagraph (b) at the time such tax is imposed upon the Participant. In the event that the Participant's participation in any such coverage is barred under the general terms and provisions of the plans and programs under which such coverage is provided, or any such coverage is discontinued or the benefits thereunder are materially reduced, the Employer shall provide or arrange to provide the Participant with benefits substantially similar to those which the Participant was entitled to receive under such coverage immediately prior to the Termination Notice. At the end of the period of coverage set forth above, the Participant shall have the option to have assigned to him at no cost to the Participant and with no apportionment of prepaid premiums, any assignable insurance owned by the Employer and relating specifically to the Participant, and the Participant shall be entitled to all health and similar benefits that are or would have been made available to the Participant under law.

          (c) Notwithstanding any provision to the contrary in any stock option agreement, restricted stock agreement, or other agreement relating to equity-type compensation that may be outstanding between the Participant and the Employer, all units, stock options, incentive stock options, performance shares, and stock appreciation rights (under the 1991 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1998 Stock Incentive Plan, the 1998 Royalty Trust Option Plan, the 1999 Royalty Trust Option Plan, or any other plan or arrangement) held by the Participant immediately prior to the Change in Control, and any such units, options, shares or rights received by the Participant in exchange for or in substitution for existing units, options, shares, or rights, shall immediately become 100% vested and exercisable, and the Participant shall become 100% vested in all shares of restricted stock held by or for the benefit of the Participant; provided, however, that to the extent the Employer is unable to provide for such acceleration of vesting, the Employer shall provide in lieu thereof a lump-sum cash payment equal to the difference between the total value of such units, stock options, incentive stock options, performance shares, stock appreciation rights and shares of restricted stock (the "stock rights") as of the date of the Participant's termination of employment and the total value of the stock rights in which the Participant is vested as of the date of his termination of employment. The value of such accelerated vesting in the Participant's stock rights shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board; any such stock rights which are not in existence at the time of the Participant's termination of employment shall be valued as of the date of the Change in Control.

          (d) Notwithstanding any provision to the contrary in any stock option agreement that may be outstanding between the Participant and the Employer, the Participant's right to exercise any previously unexercised options under any such stock option agreement shall not terminate until the latest date on which the option granted under such agreement would expire under the terms of such agreement but for the Participant's termination of employment; provided, however, that to the extent the Employer is unable to provide for the extension of the expiration date of such options, the Employer shall provide in lieu thereof a lump-sum cash payment equal to the value of such extension the Employer is unable to provide. Such values of such accelerated vesting and exercisability shall be determined by the Board in good faith based on a valuation performed by an independent consultant selected by the Board.

          (e) A Participant who is entitled to severance benefits under an employment agreement with the Employer may elect, in writing within ten
     (10) days after his Termination Date, to receive the severance benefits provided under this Section 4.2 in lieu of, but not in addition to, such
                         -----------
     other severance benefits as may be provided by such other agreement. In the event that no election is made, the Participant shall forego his right to receive the severance benefits provided under this Section 4.2.
                                                           -----------

4.3  Limitations on Payments.
     -----------------------

          (a) Anything in this Article IV to the contrary notwithstanding, in
                               ----------
     the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Participant (whether paid or payable or distributed or distributable or provided pursuant to the terms hereof or otherwise) would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the lump sum severance payment payable pursuant to Section 4.2(a) shall be reduced so that the aggregate present
                 --------------
     value of all payments in the nature of compensation to (or for the benefit
     of) the Participant which are contingent on a change of control (as defined in Code Section 280G(b)(2)(A)) is One Dollar ($1.00) less than the amount which the Participant could receive without being considered to have received any parachute payment (the amount of this reduction in the lump sum severance payment is referred to herein as the "Excess Amount"). The determination of the amount of any reduction required by this Section 4.3
                                                                   -----------
     shall be made by an independent accounting firm (other than the Company's independent accounting firm) selected by the Company and acceptable to the Participant, and such determination shall be conclusive and binding on the parties hereto.

          (b) Notwithstanding the provisions of Section 4.3(a), if it is
                                                --------------
     established, pursuant to a final determination of a court or an Internal Revenue Service proceeding which has been finally and conclusively resolved, that an Excess Amount was received by the Participant from the Company, then such Excess Amount shall be deemed for all purposes to be a loan to the Participant made on the date the Participant received the Excess Amount and the Participant shall repay the Excess Amount to the Company on demand (but no less than ten (10) days after written demand is received by the Participant) together with interest on the Excess Amount at the "applicable Federal rate" (as defined in Section 1274(d) of the Code) from the date of the Participant's receipt of such Excess Amount until the date of such repayment.

     4.4  Mitigation or Set-off of Amounts Payable Hereunder.   The Participant
          --------------------------------------------------
shall not be required to mitigate the amount of any payment provided for in this

Article IV by seeking other employment or otherwise, nor shall the amount of any
----------
payment provided for in this Article IV be reduced by any compensation earned by
                             ----------
the Participant as the result of employment by another employer after the Termination Date, or otherwise. The Employer's obligations hereunder also shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against the Participant.

     4.5  Company Guarantee of Severance Benefit.  In the event a Participant
          --------------------------------------
becomes entitled to receive from the Employer a Severance Benefit under Section
                                                                        -------
4.1 above and such Employer fails to pay such Severance Benefit, the Company
---
shall assume the obligation of such Employer to pay such Severance Benefit. In consideration of the Company's assumption of the obligation to pay such Severance Benefit provided under this Plan, the Company (as the source of payment of benefits under the Plan) shall be subrogated to any recovery (irrespective of whether there is recovery from the third party of the full amount of all claims against the third party) or right to recovery of either a Participant or his legal representative against the Employer or any person or entity. The Participant or his legal representative shall cooperate in doing what is reasonably necessary to assist the Company in exercising such rights, including but not limited to notifying the Company of the institution of any claim against a third party and notifying the third party and the third party's insurer, if any, of the Company's subrogation rights. Neither the Participant nor his legal representative shall do anything after a loss to prejudice such rights.

     In its sole discretion, the Company reserves the right to prosecute an action in the name of the Participant or his legal representative against any third parties potentially liable to the Participant. The Company shall have the absolute discretion to settle subrogation claims on any basis it deems warranted and appropriate under the circumstances. If a Participant or his legal representative initiates a lawsuit against any third parties potentially liable to the Participant, the Company shall not be responsible for any attorney's fees or court costs that may be incurred in such liability claim.

     The Company shall be entitled, to the extent of any payments made to or on behalf of a Participant or a dependent of the Participant, to be paid first from the proceeds of any settlement or judgment that may result from the exercise of any rights of recovery asserted by or on behalf of a Participant or his legal representative against any person or entity legally responsible for the injury for which such payment was made. The Company shall be reimbursed by the Participant or his legal representative an amount of money equal to all sums paid by the Employer under the Plan to or on behalf of the Participant and all expenses, costs and attorney's fees incurred by the Company in connection with the prosecution and collection of the Company's subrogation interest. The right is also hereby given the Company to receive directly from the Employer or any third party(ies), attorney(s) or insurance company(ies) an amount equal to the amount paid to or on behalf of the Participant.

                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

     5.1  Written Notice Required.  Any purported termination of employment,
          -----------------------
either by the Employer or by the Participant, shall be communicated by written Notice of Termination to the other.

     5.2  Termination Date.  In the case of the Participant's death, the
          ----------------
Participant's Termination Date shall be his date of death. In all other cases, the Participant's Termination Date shall be the date specified in the Notice of Termination subject to the following:

          (a) If the Participant's employment is terminated by the Employer for Cause, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Participant; and

          (b) If the Participant terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than sixty
     (60) days from the date the Notice of Termination is given to the Employer.

                                  ARTICLE VI
                             SUCCESSORS TO COMPANY

     6.1  Successors.  This Plan shall bind any successor (whether direct or
          ----------
indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not, by the foregoing provision or by operation of law, be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach hereof and shall entitle the Participant to compensation from the Company in the same amount and on the same terms as the Participant would be entitled hereunder if the Participant terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used herein, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this

Section 6.1 or which otherwise becomes bound by all the terms and provisions
-----------
hereof by operation of law.

                                  ARTICLE VII
                   DURATION, AMENDMENT AND PLAN TERMINATION

     7.1  Duration.  This Plan shall continue in effect until terminated in
          --------
accordance with Section 7.2.  If a Change in Control occurs, this Plan shall
                -----------
continue in full force and effect, and shall not terminate or expire, until after all Participants who have become entitled to a Severance Benefit hereunder shall have received all of such benefits in full.

     7.2  Amendment and Termination.  The Plan may be terminated or amended in
          -------------------------
any respect by resolution adopted by two-thirds of the Board; provided, however, that no such amendment or termination of the Plan may be made if such amendment or termination would adversely affect any right of a Participant who became a Participant prior to the later of (a) the date of adoption of any such amendment or termination, or (b) the effective date of any such amendment or termination; and, provided further, that the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever following a Change in Control.

     7.3  Form of Amendment.  The form of any amendment or termination of the
          -----------------
Plan shall be a written instrument signed by a duly authorized officer or officers of the Company, certifying that the amendment or termination has been approved by the Board.

     7.4  Adoption by Subsidiaries.  Any Subsidiary of the Company may, with the
          ------------------------
approval of the Board of Directors of the Company, adopt and become an Employer under this Plan by executing and delivering to the Company an appropriate instrument agreeing to be bound as an

Employer by all of the terms of the Plan with respect to its eligible employees. The adoptive instrument may contain such changes and amendments in the terms and provisions of the Plan as adopted by such Subsidiary as may be desired by such Subsidiary and acceptable to the Company. The adoptive instrument shall specify the effective date of such adoption of the Plan and shall become as to such adopting Subsidiary a part of this Plan.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1  Participant's Legal Expenses.  The Company agrees to pay, upon written
          ----------------------------
demand therefor by the Participant, all legal fees and expenses which the Participant may reasonably incur as a result of any dispute or contest (regardless of the outcome thereof) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest about the amount of any payment pursuant to Article IV), plus in each case interest at the "applicable Federal rate" (as
   ----------
defined in Section 1274(d) of the Code). In any such action brought by a Participant for damages or to enforce any provisions hereof, he shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in his sole discretion.

     8.2  Employment Status.  This Plan does not constitute a contract of
          -----------------
employment or impose on the Employer any obligation to retain a Participant as an employee, to change the status of a Participant's employment as an Employee, or to change any employment policies of the Employer.

     8.3  Validity and Severability.  The invalidity or unenforceability of any
          -------------------------
provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.4  The Participant's Heirs, etc.  This Agreement shall inure to the
          ----------------------------
benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant should die while any amounts would still be payable to him hereunder as if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms hereof to his designee or, if there be no such designee, to his estate.

     8.5  Governing Law.  The validity, interpretation, construction and
          -------------
performance of the Plan shall in all respects be governed by the laws of the State of Texas.

     8.6  Choice of Forum.  A Participant shall be entitled to enforce the
          ---------------
provisions of this Plan in any state or federal court located in the State of Texas, in addition to any other appropriate forum.

     8.7  Notice.  For the purposes hereof, notices and all other communications
          ------
provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business and to the Participant at his address as shown on the records of the Company, provided that all notices to the Company shall be directed to the attention of the Chief Executive Officer of the Company with a copy to the Secretary of the Company, or to such other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     IN WITNESS WHEREOF, Cross Timbers Oil Company has caused these presents to be executed by its duly authorized officer on the 15th day of February, 2000.


                              CROSS TIMBERS OIL COMPANY


                              By:    /s/ Robert C. Myers
                                 -----------------------------------------
                              Name:  Robert C. Myers
                              Title: Vice President - Human Resources